UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

__________________

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	April 3, 2009
American Apparel, Inc.
(Exact name of registrant as specified in its charter)
Delaware	001-32697	20-3200601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
747 Warehouse Street, Los Angeles, California		90021-1106
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(213) 488-0226
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K/A amends and restates in its entirety the Form 8-K originally filed by American Apparel, Inc. (the “Company”) on April 9, 2009.  This Amendment No. 1 to Current Report on Form 8-K/A is being filed to expand our disclosure to cover the subsequent interim period from January 1, 2009 through April 3, 2009 and to attach an updated Exhibit 16.1.

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a),(b) Effective April 3, 2009, the Audit Committee of the Board of Directors (the “Audit Committee”) of the Company appointed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the year ending December 31, 2009, and dismissed Marcum & Kliegman LLP (“M&K”) as the Company’s independent registered public accounting firm. Deloitte accepted the engagement as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009 on April 6, 2009.  M&K did not perform any audit or review services for the Company subsequent to the issuance of its audit report dated March 16, 2009 (which was included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2009 (the “2008 Form 10-K”)), with respect to the Company’s financial statements for the year ended December 31, 2008.

As described below, the change in independent registered public accounting firms is not the result of any disagreement with M&K.

During the years ended December 31, 2008 and December 31, 2007, and during the subsequent interim period from January 1, 2009 through April 3, 2009, the Company had no disagreements with M&K on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to M&K’s satisfaction, would have caused M&K to make reference to the subject matter thereof in connection with its report on the Company’s consolidated financial statements for either of such years.

M&K’s audit report dated March 16, 2009 (which was included in the Company’s 2008 Form 10-K) on the Company’s consolidated financial statements as of, and for the years ended, December 31, 2008 and December 31, 2007, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended December 31, 2008 and December 31, 2007, and during the subsequent interim period from January 1, 2009 through April 3, 2009, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except that (i) in M&K’s report dated March 16, 2009 (which was included in the Company’s 2008 Form 10-K) on the Company’s internal control over financial reporting as of December 31, 2008, M&K expressed an adverse opinion on the effectiveness of the Company’s internal control over financial reporting due to the existence of the material weaknesses identified and described in “Management’s Report on Internal Control Over Financial Reporting” under

Item 9A in the Company’s 2008 Form 10-K; and (ii) M&K discussed with the Audit Committee the existence of the material weaknesses in the Company’s internal control over financial reporting identified and described in “Internal Control Over Financial Reporting” under Item 9A in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC on March 17, 2008.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided M&K with a copy of the disclosures it is making in this Amendment No. 1 to Current Report on Form 8-K/A (this “Amendment”) prior to the time this Amendment was filed with the SEC.  The Company requested that M&K furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein.  A copy of M&K’s letter dated April 10, 2009 is filed as Exhibit 16.1 hereto.

During the years ended December 31, 2008 and December 31, 2007, and during the subsequent interim period from January 1, 2009 through April 3, 2009, respectively, neither the Company nor anyone acting on its behalf has consulted with Deloitte on any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

16.1	Letter of Marcum & Kliegman LLP dated April 10, 2009

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN APPAREL, INC.

Date: April 10, 2009	By:	/s/ Adrian Kowalewski
		Name:	Adrian Kowalewski
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter of Marcum & Kliegman LLP dated April 10, 2009